EXHIBIT 21


SUBSIDIARIES OF REGISTRANT
                                                          State of
Subsidiary                                             Incorporation
----------                                             -------------

AMREP Metro Services, Inc.                             New York
AMREP Saratoga Construction, Inc.                      New York
AMREP Solutions, Inc.                                  New York
AMREP Southwest Inc.                                   New Mexico
      Advance Financial Corp.                          New Mexico
      AMREP Construction Corporation                   New Mexico
      AMREP Financial Corp.                            New Mexico
      AMREP Insurance Agency, Inc.                     New Mexico
      AMREP Metro Works, Inc.                          New York
             PERMA Corp.                               New York
                  Strickland Construction Corp.        New Jersey
      AMREP Southeast, Inc.                            Florida
             AMREP Saratoga Square Homes, Inc.         Florida
      AMREPCO Inc.                                     Colorado
      Carity-Hoffman Associates, Inc.                  New York
      Double R Realty, Inc.                            New Mexico
      Eldorado at Santa Fe, Inc.                       New Mexico
      M.F.G. Realty Corp.                              New York
      New Mexico Foreign Trade Zone Corp.              New Mexico
      Rancho Homes, Inc.                               New Mexico
      Rio Rancho Golf & Country Club, Inc.             New Mexico
      S.G.R. Realty Corp.                              New Jersey
      Shasta Real Estate Company                       California
      Sun Oaks Realty Corp.                            Florida
      Rio Venture Corp.                                New Mexico
      Rio Venture XV, Inc.                             New Mexico
El Dorado Utilities, Inc.                              New Mexico
Florida Ridge Utilities Corp.                          Florida
Kable News Company, Inc.                               Illinois
      Kable Fulfillment Services of Ohio, Inc.         Delaware
      Kable News Company of Canada, Ltd.               Ontario, Canada
      Kable News Export, Ltd.                          Delaware
      Kable News International, Inc.                   Delaware